EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 1350 OF TITLE 18 OF THE U.S. CODE

I, James W. Spexarth, Executive Vice President and Chief Financial Officer of Superior Energy Services, Inc. (the “Company”), certify, pursuant to Section 1350 of Title 18 of the U.S. Code, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to my knowledge:

1.
the quarterly report on Form 10-Q of the Company for the quarter ended June 30, 2024 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2024	/s/ James W. Spexarth
James W. Spexarth
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Superior Energy Services, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.